AMG FUNDS I
AMG Managers CenterSquare Real Estate Fund
PROXY FOR A SPECIAL MEETING OF SHAREHOLDERS TO BE HELD ON FEBRUARY 10, 2022

The undersigned, revoking all previous proxies, if any, with respect to the Shares (defined below), hereby appoints Thomas G. Disbrow, Mark J. Duggan and Maureen A. Meredith proxies, each with full power of substitution, to vote at the Special Meeting of Shareholders and at any adjournments or postponements thereof (the "Meeting") of AMG Managers CenterSquare Real Estate Fund (the “Fund”) (the shares of beneficial interest of the Fund, the “Shares”) to be held on February 10, 2022 at 3:00 p.m. Eastern Time, or at any adjournments or postponements thereof, upon the Proposals described in the Notice of Special Meeting and accompanying Proxy Statement, which have been received by the undersigned. In light of the COVID-19 pandemic, the Meeting will be a virtual meeting held via telephone only.

If you wish to attend the Meeting, please register by sending an email to attendameeting@astfinancial.com and provide us with your full name and address in order to receive the conference call dial-in information. Please use the email subject line “AMG Managers CenterSquare Real Estate Fund”, and include in your email your full name along with your request for the conference line number. That number will be sent to you, allowing you to call into the Meeting. We encourage you to vote your shares prior to the Meeting.

Do you have questions? If you have any questions about how to vote your proxy or about the meeting in general, please call toll-free (877) 478-5042. Representatives are available to assist you Monday through Friday 9 a.m. to 11 p.m. Eastern Time.

Important Notice Regarding the Availability of Proxy Materials for the Meeting: The Notice of Special Meeting and Proxy Statement are available at https://vote.proxyonline.com/AMG/docs/AMGMCREF.pdf
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AMG FUNDS I AMG Managers CenterSquare Real Estate Fund PROXY FOR A SPECIAL MEETING OF SHAREHOLDERS TO BE HELD ON FEBRUARY 10, 2022 The undersigned, revoking all previous proxies, if any, with respect to the Shares (defined below), hereby appoints Thomas G. Disbrow, Mark J. Duggan and Maureen A. Meredith proxies, each with full power of substitution, to vote at the Special Meeting of Shareholders and at any adjournments or postponements thereof (the "Meeting") of AMG Managers CenterSquare Real Estate Fund (the “Fund”) (the shares of beneficial interest of the Fund, the “Shares”) to be held on February 10, 2022 at 3:00 p.m. Eastern Time, or at any adjournments or postponements thereof, upon the Proposal described in the Notice of Special Meeting and accompanying Proxy Statement, which have been received by the undersigned. In light of the COVID-19 pandemic, the Meeting will be a virtual meeting held via telephone only. If you wish to attend the Meeting, please register by sending an email to attendameeting@astfinancial.com and provide us with your full name and address in order to receive the conference call dial-in information. Please use the email subject line “AMG Managers CenterSquare Real Estate Fund”, and include in your email your full name along with your request for the conference line number. That number will be sent to you, allowing you to call into the Meeting. We encourage you to vote your shares prior to the Meeting. Do you have questions? If you have any questions about how to vote your proxy or about the meeting in general, please call toll- free (877) 478-5042. Representatives are available to assist you Monday through Friday 9 a.m. to 11 p.m. Eastern Time. Important Notice Regarding the Availability of Proxy Materials for the Meeting: The Notice of Special Meeting and Proxy Statement are available at https://vote.proxyonline.com/AMG/docs/AMGMCREF.pdf Call (888) 227-9349 to reach an automated touch-tone voting line or call the number below to speak with a live representative. Vote on the internet PROXY CARD VOTER PROFILE: Voter ID: Security ID: 123123123 Shares to Vote: ** confidential Household ID: 123456 **please call the phone number to the right for more information VOTE REGISTERED TO: YOUR VOTE IS IMPORTANT NO MATTER HOW MANY SHARES YOU OWN. PLEASE CAST YOUR PROXY VOTE TODAY! CONTROL NUMBER: 1234 5678 9101 SIGN, DATE AND VOTE ON THE REVERSE SIDE Go to the website below and enter your control number or simply use your camera on your smart phone to scan this QR code. Internet voting is available 24 hours a day. Vote by phone vote.proxyonline.com (877) 478-5042 Toll Free Vote by mail Postage-Paid Envelope Mail your signed and voted proxy back in the postage paid envelope provided. SHAREHOLDER REGISTRATION

AMG Managers CenterSquare Real Estate Fund	PROXY CARD

NOTE: PLEASE SIGN EXACTLY AS YOUR NAME(S) APPEAR ON THIS PROXY. If joint owners, EITHER may sign this Proxy. When signing as attorney, executor, administrator, trustee, guardian, or custodian for a minor, please give your full title. When signing on behalf of a corporation or as a partner for a partnership, please give the full corporate or partnership name and your title, if any.
_________________________________________________________ SIGNATURE (AND TITLE IF APPLICABLE) DATE _________________________________________________________ SIGNATURE (IF HELD JOINTLY) DATE

This proxy is solicited on behalf of the Board of Trustees of AMG Funds I (the “Trust”), and may be revoked prior to its exercise by filing with the Secretary of the Trust an instrument revoking this proxy or a duly executed proxy bearing a later date, or by attending and voting at the Meeting.

After careful consideration, the Trust’s Board of Trustees unanimously recommends that shareholders vote “FOR” each proposal.

THIS PROXY WILL, WHEN PROPERLY EXECUTED, BE VOTED AS DIRECTED HEREIN BY THE SIGNING SHAREHOLDER(S). IF NO CONTRARY DIRECTION IS GIVEN WHEN THE DULY EXECUTED PROXY IS RETURNED, THIS PROXY WILL BE VOTED “FOR” THE FOLLOWING PROPOSALS AND WILL BE VOTED IN THE APPOINTED PROXIES' DISCRETION UPON SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING OR ANY ADJOURNMENT(S) OR POSTPONEMENT(S) THEREOF.

TO VOTE, MARK ONE CIRCLE IN BLUE OR BLACK INK. Example: ●

PROPOSALS:	FOR	AGAINST	ABSTAIN
1.
To approve the Agreement and Plan of Reorganization (the “Plan”) approved by the Board of AMG Funds I, which provides for the reorganization of the Target Fund into the Cromwell CenterSquare
Real Estate Fund (the “Acquiring Fund”), a newly created series of
Total Fund Solution (“TFS”) (the “Reorganization”).
○	○	○

2.	To transact such other business, if any, as may properly come before the Meeting or any adjournments or postponements thereof.

THANK YOU FOR YOUR CONSIDERATION.

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